SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 2, 2007

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

        Delaware                   001-16533                  63-1261433
(State of Incorporation)     (Commission File No.)     (IRS Employer I.D. No.)


   100 Brookwood Place, Birmingham, Alabama                     35209
    (Address of Principal Executive Office)                   (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Securities Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01     REGULATION FD DISCLOSURE

         On April 2, 2007 we issued a news release announcing the authorization of $150 million to repurchase our shares or debt securities. The authorization is effective immediately, but the timing and quantity of any purchases will depend on market conditions and changes in our capital requirements. Additionally, our repurchase activity is subject to limitations that may be imposed on such purchases by applicable securities laws and regulations, and the rules of the New York Stock Exchange. A copy of that news release, containing important risk factors, is furnished as Exhibit 99.1 to this filing.


Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

99.1 News release, dated April 2, 2007, announcing the authorization of $150 million to repurchase our shares or debt securities.


We are furnishing exhibit 99.1 to this Current Report on Form 8-K in accordance with item 7.01, Regulation FD Disclosure. The exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.


Date: April 3, 2007



                                            PROASSURANCE CORPORATION







                                            By:  /s/ Frank B. O'Neil
                                            ------------------------------------
                                                     Frank B. O'Neil
                                                     Senior Vice-President